UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

6 North Main Street

Fairport, NY 14450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2022 (the “Issue Date”), Vinco Ventures, Inc. (the “Company”) and ZVV Media Partners, LLC (“ZVV”), a joint venture of the Company and ZASH Global Media and Entertainment Corporation, entered into a Secured Promissory Note (the “Note”) in the original principal amount of $56,955,167.81, which original principal amount has previously been loaned by the Company to ZVV to support Lomotif Private Limited (“Lomotif”) and other ZVV business ventures and projects. Pursuant to the Note, ZVV can borrow up to an aggregate principal amount of $70,000,000 and will use the proceeds from loans drawn under the Note to support the business of Lomotif and other ZVV business ventures and projects.

The Note becomes due and payable in full by ZVV on March 31, 2024 and carries interest at a rate per annum equal to five percent (5%). The Note also imposes certain governance, expense and other conditions on ZVV as set forth in Schedule 2 attached thereto.

In connection with the Note, on the Issue Date, the Company and ZVV entered into that certain Security and Pledge Agreement (the “Security Agreement”). Pursuant to the Security Agreement and to provide security for ZVV’s repayment of all loans under the Note, ZVV granted, among other things, a second priority security interest and lien upon all of ZVV’s property to the Company.

The foregoing descriptions of the terms of the Note and the Security Agreement and the transactions contemplated thereby do not purport to be completed and are qualified in their entirety by reference to the forms of the Note and the Security Agreement filed as Exhibit 4.1 and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On June 29, 2022, the Company determined to postpone the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”) from the previously scheduled date of Friday, July 1, 2022. The postponement is intended to provide additional time to the Company’s stockholders to consider and vote on the proposals to be acted upon at the Special Meeting.

The Special Meeting will now be held on Tuesday, July 26, 2022, at 10:00 a.m. Eastern Time. The Special Meeting will still be completely virtual, the record date for the Special Meeting remains May 27, 2022, and there is no change to the purpose of the Special Meeting or any of the proposals to be acted upon at the Special Meeting. The live-webcast for the Special Meeting will be available by visiting www.virtualshareholdermeeting.com/BBIG2022SM.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

4.1#	Form of Secured Promissory Note between the Company and ZVV
10.1#	Form of Security and Pledge Agreement between the Company and ZVV
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer